Exhibit 10.1
Restricted Stock Agreement
     This Restricted Stock Agreement (this “Agreement”) is entered into effective as of the                      day of                                         , 2006 (the “Issue Date”), between Tarragon Corporation, a Nevada corporation (the “Company”), and                                         , an individual (the “Grantee”).
     Whereas, the Company has adopted, with the approval of its stockholders, the Tarragon Corporation Amended and Restated Omnibus Plan (such Plan, as same may hereinafter be amended, is referred to as the “Plan”), a copy of which will be provided to Grantee at any time upon request; and
     Whereas, Grantee is a member of the Board of Directors of the Company.
     Accordingly, in consideration of the foregoing premises, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Grantee agree as follows:
     1. Grant of Restricted Stock. Subject to the terms and conditions of this Agreement and the Plan, the Company hereby grants to Grantee 500 shares (the “Restricted Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”) as of the Issue Date. The Restricted Shares shall be fully paid and nonassessable and shall be represented by a certificate or certificates registered in the name of Grantee. Certificates evidencing Restricted Shares, and any certificates for Common Stock issued as dividends on, in exchange of, or as replacements for, certificates evidencing Restricted Shares, shall bear legends referring to the restrictions set forth herein and any other restrictive legends as the Company’s counsel may deem necessary or advisable. It is intended that the Restricted Shares be fully vested effective as of the Issue Date and therefore the Vesting Date is the Issue Date.
     2. Agreement to Hold Restricted Shares. The Grantee hereby agrees to continue to hold record and beneficial ownership of the Restricted Shares until such time as the Grantee is no longer a member of the Board of Directors of the Company. Without the prior approval of the Board of Directors of the Company, the Grantee hereby agrees not to sell or otherwise transfer the Restricted Shares until such time as the Grantee is no longer a member of the Board of Directors of the Company.
     3. Dividend, Voting and Other Rights. Grantee shall have all of the rights of a stockholder with respect to the Restricted Shares, including the right to vote the Restricted Shares and receive any dividends that may be paid thereon; provided, however, that any additional shares of Common Stock or other securities that Grantee may become entitled to receive pursuant to a share dividend or a merger or reorganization in which the Company is the surviving corporation or any other change in the capital structure of the Company shall be subject to the restrictions set forth in Section 2.
     4. Defined Terms. Terms utilized in this Agreement that are not otherwise defined herein have the same meaning as set forth in the Plan.

Exhibit 10.1
     5. Notices. Any notices required or permitted to be given pursuant to this Agreement must be given in writing and mailed by first class mail or be hand delivered. All notices to the Company shall be effective only upon receipt by the Secretary of the Company and any notices given by the Company shall be deemed to be received by Grantee on the third day after the date of such notice.
     6. Parties Bound. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and all references herein to either the Company or the Grantee shall be deemed to include any successor or successors, whether immediate or remote.
     7. Captions. The headings or captions of this Agreement and the Plan have been included for ease of reference only and are not to be considered in the construction or interpretation of this Agreement or the Plan or any section or clause contained herein or therein.
     8. Interpretation. The interpretation and construction of this Agreement by the Committee appointed by the Board of Director’s of the Company to administer and interpret the Plan shall be final and conclusive. In the event of any conflict between the Plan and this Agreement, the provisions of the Plan shall control. Grantee agrees that any dispute or disagreement which shall arise under or as a result of or pursuant to this Agreement or the Plan shall be determined by the Committee in its reasonable discretion, and that any good faith determination, interpretation or other action by the Committee, or in its absence, by the Board of Directors of the Company, relating to this Agreement or the Plan shall be final, binding and conclusive for all purposes and upon all parties, including Grantee.
     9. Amendment In Writing. This Agreement may be amended as provided in the Plan; provided, however, that all such amendments must be in writing to be enforceable.
     10. Integration. The Restricted Shares are granted pursuant to the Plan. Notwithstanding anything in this Agreement to the contrary, this Agreement is subject to all of the terms and conditions of the Plan, a copy of which is available upon request and which is incorporated herein by reference. As such, this Agreement and the Plan embody the entire agreement and understanding of the Company and Grantee and supersede any prior understandings or agreements, whether written or oral, with respect to the Restricted Shares.
     11. Severance. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof and the remaining provisions hereof shall continue to be valid and fully enforceable.
     12. Governing Law. This Agreement is governed by and shall be construed and enforced in accordance with the laws of the United States of America and the State of Nevada.

Exhibit 10.1
     13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.
     In Witness Whereof, this Agreement has been executed and delivered by a duly authorized representative of the Company as of the day and year first above written.

Tarragon Corporation, a Nevada corporation
By:
William S. Friedman,
Chief Executive Officer

The undersigned Grantee acknowledges receipt of an executed original of this Agreement and accepts the Restricted Shares subject to the applicable terms and conditions of the Plan and the terms and conditions hereinabove set forth.

Grantee